Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-60207 and 333-101673) pertaining to the Supplemental Retirement and Savings Plan, the Stock Option Plan, and the Employee Equity Purchase Plan of United Defense Industries, Inc. of our report dated January 21, 2003, with respect to the consolidated financial statements and schedule of United Defense Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

McLean, Virginia March 7, 2003	/s/ Ernst & Young LLP